EXHIBIT 10.3

This Subordinated Promissory Note (this “Note”) and the indebtedness evidenced by this Note are subordinate to any and all indebtedness, obligations and liabilities of the Maker to the Lenders (collectively, the “Senior Lenders”) party to that Credit Agreement with the Maker dated as of September 14, 2007 (the “Credit Agreement”), as the same may be amended, modified, restated or supplemented from time to time, in the manner and to the extent set forth herein.

Subordinated Promissory Note

$2,500,000.00	Cincinnati, Ohio
March 31, 2010 (the “Issuance Date”)

    For value received, the undersigned, Champion Industries, Inc., a West Virginia corporation (the “Maker”), hereby promises to pay to an account designated in writing by Marshall Reynolds, a individual residing in the State of West Virginia (the “Payee”), in lawful money of the United States of America, in immediately available funds to such account, the principal amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) or, if less, the aggregate unpaid principal amount of all Loans (as hereinafter defined) made by the Payee to the Maker under the terms of this Note, together with interest accruing on such amount from the Issuance Date, at the rate provided in this Note.

    1.Loans.  Prior to the Maturity Date, the Payee agrees, subject to the terms and conditions of, and at the times and in the manner required by the Contribution Agreement and Cash Collateral Security Agreement dated of event date herewith among the Maker, the Payee and the Administrative Agent (as hereinafter defined) (such Contribution Agreement and Cash Collateral Security Agreement, as the same may be amended, restated, supplemented or otherwise modified in its entirety from time to time, the “Contribution Agreement”), to make loans (each individually a “Loan” and, collectively, the “Loans”) in U.S. Dollars to the Maker from time to time in an aggregate principal amount of up to Two Million Five Hundred Thousand and 00/100 Dollars.

    2.Interest. Interest under this Note will accrue beginning on the Issuance Date (computed on the basis of a 365 day year and based upon the number of days actually elapsed), at an interest rate which is subject to change from time to time based on changes in an independent index which is the highest Prime Rate most recently published in “The Wall Street Journal’s money rates column” as the base rate on corporate loans at large U.S. money center commercial banks (the “Index”).  If the Index becomes unavailable during the term of this loan, the Payee may designate a substitute index after notifying Maker.  The interest rate change will not occur more often than each day.  Any change in the Prime Rate shall be effective as of the day on which the change is announced to become effective.

    3.Payment. Subject to the terms hereof, the Maker shall pay all outstanding accrued interest and the outstanding principal balance of this Note, if not paid sooner, on September 14, 2014 (the “Maturity Date”).  The Payee acknowledges that no cash payments of principal or interest (except as provided in Section 8 hereof) shall be made prior to January 31, 2011, and thereafter, only to the extent expressly permitted by the Administrative Agent in writing pursuant to Section 7 hereof.

    4.Event of Default. The Maker will be in default under this Note upon the occurrence of any of the following events of default (each, an “Event of Default”):

(a)the failure to pay any amount of the principal or interest due on this Note within 10 days after notice to the Maker that such amount is past due; or

       (b)the dissolution, voluntary or involuntary bankruptcy, termination of existence, insolvency or appointment of a receiver of any part of the property of the Maker or any of the obligations of the Maker, and in the case of an involuntary proceeding filed against the Maker, such proceeding is not discharged or dismissed within 90 days.

    5.Default Rate.  Subject to Section 7 hereof, upon the occurrence of an Event of Default, the then entire outstanding principal balance of this Note, together with all accrued interest, will, at the Payee’s option (exercised then or thereafter), accrue interest until such default is cured, payable on demand, at a rate per annum equal to the Index plus two percent (2%).

    6.Acceleration.  Upon the occurrence of any Event of Default defined in Section 3(a), and at any time thereafter as long as any such Event of Default is continuing, subject to Section 7 hereof, the Payee may declare all liabilities and obligations of the Maker under this Note immediately due and payable and the same will thereupon become immediately due and payable without any further action on the part of the Payee.  Upon the occurrence of any Event of Default defined in Section 3(b), subject to Section 7 hereof, all liabilities and obligations of the Maker under this Note will become due and payable without any action upon the part of the Payee.

    7.Subordination. Notwithstanding anything to the contrary contained in this Note, the Maker and the Payee agree that all indebtedness evidenced by this Note, including principal, interest and all other amounts payable hereunder (collectively, the “Subordinated Indebtedness”), shall be and remain junior and subordinate to any and all indebtedness, obligations and liabilities, including principal and interest, of the Maker to the Senior Lenders now existing or hereafter arising, whether direct or indirect, secured or unsecured, absolute or contingent, joint or several or joint and several, and howsoever owned, held or acquired, whether through discount, purchase, direct loan or as collateral or otherwise and all post-petition interest in a bankruptcy or similar proceeding whether or not allowed (collectively, the “Superior Indebtedness”), all on the following terms and conditions:

(a)So long as any Superior Indebtedness shall remain outstanding and unpaid or the Senior Lenders have any obligation to extend credit to the Maker, no payment either of principal or interest (notwithstanding the expressed maturity or any time for the payment of principal of or interest on any Subordinated Indebtedness) shall be made on the Subordinated Indebtedness prior to January 31, 2011, and thereafter, such payments shall only be permitted with the Administrative Agent’s prior written consent.  The Payee will take no steps, whether by suit or otherwise, to compel or enforce the collection of Subordinated Indebtedness, nor will the Payee use Subordinated Indebtedness by way of counterclaim, set-off, recoupment or otherwise so as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the Payee to the Maker, whether now existing or hereafter arising and howsoever evidenced.

(b)In the event of any distribution, dividend, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Maker or of the proceeds thereof to the creditors of the Maker or upon any indebtedness of the Maker, occurring by reason of the liquidation, dissolution, or other winding up of the Maker, or by reason of any execution sale, or bankruptcy, receivership, reorganization, arrangement, insolvency, liquidation or foreclosure proceeding of or for the Maker or involving its property, no dividend, distribution or application shall be made, and the Payee shall not be entitled to receive or retain any dividend, distribution, or application on or in respect of principal of or interest on Subordinated Indebtedness, unless and until all principal of and interest on Superior Indebtedness then outstanding shall have been paid and satisfied in full, and in any such event any dividend, distribution or application otherwise payable in respect of Subordinated Indebtedness shall be paid and applied on Superior Indebtedness until such Superior Indebtedness has been fully paid and satisfied.

(c)No Senior Lender need at any time give the Payee notice of any kind of the creation or existence of any Superior Indebtedness, nor of the amount or terms thereof, all such notice being hereby expressly waived.  Also, the Senior Lenders may at any time from time to time, without the consent of or notice to the Payee, without incurring responsibility to the Payee, and without impairing or releasing the obligation of the Payee under this Note (i) renew, refund or extend the maturity of, or increase or decrease the amount of, any Superior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof, (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Superior Indebtedness, and (iii) exercise or refrain from exercising any rights against the Maker and others, including the Payee.

(d)The Payee will not sell, assign or otherwise transfer any Subordinated Indebtedness, or any part thereof, except subject to and in accordance with the terms of this Note and upon the agreement of the transferee or assignee to abide by and be bound by the terms of this Note.

(e)The Payee represents and warrants that the Payee has no lien on or security interest in any assets of the Maker and will not accept any such lien or security interest so long as any Superior Indebtedness shall remain outstanding and unpaid or the Senior Lenders have any obligations to extend credit to the Maker.  Notwithstanding the foregoing, the Payee expressly subordinates all of the Payee’s rights in any collateral now or later securing the Subordinated Indebtedness (the “Collateral”) to all rights of Fifth Third Bank, as Administrative Agent for the Senior Lenders, and any and all of its successors and assigns (collectively, the “Administrative Agent”), now or later existing in any of the same Collateral to secure the Superior Indebtedness, and any and every lien or security interest with respect to the Collateral in favor of or held for the benefit of the Administrative Agent has and shall have priority over every lien and security interest that the Payee now has or may hereafter acquire with respect to the Collateral, all notwithstanding any statement or provision contained in the instruments evidencing the Subordinated Indebtedness, or agreements with respect thereto or otherwise to the contrary and irrespective of the time or order of filing or recording of financing statements, deeds of trust, mortgages or other notices of security interests, liens or assignments granted pursuant thereto, and irrespective of anything contained in any filing or agreement to which any part hereto or its respective successors and assigns may now or hereafter be a party, and irrespective of the ordinary rules for determining priorities under the Uniform Commercial Code of the State of Ohio or under any other law governing the relative priorities of secured creditors.  The Payee consents to the creation and continuance of all present and future liens and security interests of the Administrative Agent in the Collateral to secure the Superior Indebtedness and to the enforcement of those liens and security interests, including the removal of the Collateral from the real property of the Maker.  This subordination as to the Collateral is intended to define the rights and duties of the Administrative Agent and the Payee; it is not intended that any third party shall benefit from it.  If the effect of any provision of this Note would be to give any third party a priority status to which that party would not otherwise be entitled, that provision shall, to the extent necessary to avoid that priority, be given no effect and the rights and priorities of the Administrative Agent and the Payee shall be determined in accordance with applicable law.

(f)If notwithstanding the provisions of this Section 7, the Payee shall receive any payment of principal or interest on Subordinated Indebtedness which the Maker is not entitled to make pursuant to the terms hereof, whether or not the Payee has knowledge that the Maker is not entitled to make such payment, the Payee shall promptly account for such payment and upon the Administrative Agent’s demand pay over such payment to the Administrative Agent for application to the Superior Indebtedness owing to the Senior Lenders.  No payment or any distribution received by the Administrative Agent in respect of Subordinated Indebtedness pursuant to any of the terms hereof shall entitle the Payee to any right, whether by virtue of subrogation or otherwise, in and to any Superior Indebtedness unless and until all Superior Indebtedness owing to the Senior Lenders has been fully paid and satisfied and the Senior Lenders obligations, if any, to extend credit to the Maker have expired or otherwise been terminated.

    8.Prepayment.  The Maker has the right to prepay, in whole or in part, without premium or penalty, the unpaid principal amount (or any portion thereof) of this Note and accrued interest on such amount (i) if consented to in writing by the Administrative Agent and the Lenders or (ii) at any time after the payment in full in cash of all Obligations (as defined in the Credit Agreement) and the termination of the Credit Agreement.

    9.Successors and Assigns.  This Note will bind the Maker and its successors and assigns, and the benefits of this Note will inure to the benefit of the Payee and its successors and assigns.  The Payee may not assign all or any portion of its rights or obligations under this Note.  Furthermore, this Note may not be assigned by the Maker without the prior written consent of the other party.  All references herein to the “Maker” and the “Payee” are deemed to apply to the Maker and the Payee, respectively, and to their respective successors and assigns.

    10.Interest Rate Limitation.  Nothing contained in this Note or any transaction related to this Note, will be construed or so operate as to require the Maker to pay interest at a greater rate than is now lawful or in such case to contract for, or to make any payment, or to do any act contrary to applicable law.  Should any interest or other charges paid by the Maker, or parties liable for the payment of this Note, in connection with the indebtedness evidenced by this Note or any other document delivered in connection with this Note, result in the computation or earning of interest in excess of the maximum legal rate of interest that is legally permitted under applicable law, then any and all such excess will be, and the same hereby is, waived by the Payee, and any and all such excess will be automatically credited against and in reduction of the balance due under this Note, and the portion of said excess that exceeds the balance due under this Note shall be paid by the Payee to the Maker.

    11.Failure to Make Payments.  If the Maker is not able to perform any of its obligations under this Note because, in the judgment of the board of directors of the Maker, based on the advice of counsel, such performance would violate applicable statutes, the by-laws or the articles of incorporation of the Maker, any agreement to which the Maker is a party or any rule, regulation, decree or order to which the Maker is subject, the Maker will take all commercially reasonable action (including, without limitation, seeking waivers, consents and approvals and making partial payments to the extent permitted) to fulfill its obligations as soon as practicable.  The Maker shall not voluntarily amend its by-laws or articles of incorporation or enter into any agreement with the intent or result of avoiding its obligations under this Note.

    12.Governing Law and Severability.  The provisions of this Note will be construed according to the laws of the State of Ohio without regard to conflict of laws principles.  If any provision of this Note is in conflict with any statute or rule of law of the State of Ohio or is otherwise unenforceable for any reason whatsoever, then such provision will be ineffective to the extent of such invalidity and will be deemed separable from and will not invalidate any other provision of this Note.

[Signature Page Follows]

In witness whereof, the Maker has caused this Note to be executed by its officer thereunto duly authorized, as of the date first written above.

Champion Industries, Inc.

By	/s/ Todd R. Fry
Name	Todd R. Fry
Title	Senior Vice President and Chief Financial Officer

Acknowledged and Agreed to:

/s/ Marshall T. Reynolds
Marshall Reynolds, individually